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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Caterpillar Inc. of our report dated January 27, 2004, except as to Note 22 which is as of December 3, 2004, appearing in the Form 8-K filed on December 3, 2004. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Peoria, Illinois

December 3, 2004

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Consent of Independent Registered Public Accounting Firm